UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) May 10, 2016

Danaher Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-08089	59-1995548
(Commission File Number)	(IRS Employer Identification No.)

2200 Pennsylvania Ave., N.W., Suite 800W, Washington, D.C.	20037-1701
(Address of Principal Executive Offices)	(Zip Code)

202-828-0850

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

The Company’s annual meeting of shareholders was held on May 10, 2016. At the annual meeting, the Company’s shareholders voted on the following proposals:

1. To elect the ten directors named in the Company’s proxy statement to terms expiring in 2017. Each nominee for director was elected by a vote of the shareholders as follows:

	For	Against	Abstain	Broker Non-Votes
Donald J. Ehrlich	449,566,514	135,551,888	476,555	32,668,181
Linda Hefner Filler	565,408,055	19,943,524	241,136	32,668,181
Thomas P. Joyce, Jr.	580,707,714	4,665,805	219,196	32,668,181
Teri List-Stoll	465,422,487	119,935,372	237,098	32,668,181
Walter G. Lohr, Jr.	562,028,839	22,420,830	1,145,288	32,668,181
Mitchell P. Rales	574,952,218	10,418,772	223,967	32,668,181
Steven M. Rales	574,072,930	10,751,027	771,000	32,668,181
John T. Schwieters	445,173,139	140,182,274	239,544	32,668,181
Alan G. Spoon	562,598,688	22,092,945	903,324	32,668,181
Elias A. Zerhouni, M.D.	582,840,759	2,513,024	241,174	32,668,181

2. To ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2016. The proposal was approved by a vote of shareholders as follows:

For	612,390,533
Against	5,630,467
Abstain	242,138

3. To approve on an advisory basis the Company’s named executive officer compensation. The proposal was approved by a vote of shareholders as follows:

For	573,905,247
Against	11,031,234
Abstain	658,476
Broker Non-Votes	32,668,181

4. To act upon a shareholder proposal requesting that Danaher issue a report disclosing its political expenditure policies and direct and indirect political expenditures. The proposal was rejected by a vote of shareholders as follows:

For	169,695,708
Against	337,274,678
Abstain	78,622,971
Broker Non-Votes	32,668,181

5. To act upon a shareholder proposal requesting that Danaher amend its governing documents to reduce the percentage of shares required for shareholders to call a special meeting of shareholders from 25% to 15%. The proposal was rejected by a vote of shareholders as follows:

For	238,890,326
Against	345,889,535
Abstain	815,096
Broker Non-Votes	32,668,181

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DANAHER CORPORATION

By:	/s/ James F. O’Reilly
Name: James F. O’Reilly
Title: Vice President, Associate General Counsel
and Secretary

Dated: May 11, 2016